Exhibit 3.141

ARTICLES OF INCORPORATION

OF

RESEARCH OFFICE FACILITIES CORPORATION

The undersigned natural persons of the age of twenty-one years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is: RESEARCH OFFICE FACILITIES CORPORATION.

ARTICLE TWO

The address of its initial registered office in the State of Missouri is 9233 Ward Parkway, Kansas City, Missouri 64114, and the name of its initial registered agent at such address is David K. Waugh, Jr.

ARTICLE THREE

The aggregate number of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares, which shall be of the par value of One Dollar ($1.00) each, amounting in the aggregate to Thirty Thousand Dollars ($30,000.00). All of such shares shall be common shares.

ARTICLE FOUR

The number of shares to be issued before the Corporation shall commence business is Five Hundred (500), all of such being common shares with par value of one Dollar ($1.00) each. The consideration to be paid for such Five Hundred (500) shares shall be One Dollar ($1.00) per share and the capital with which the Corporation shall commence business is Five Hundred Dollars ($500.00).

Five Hundred Dollars ($500.00) has been paid in lawful money of the United States in payment for the Five Hundred (500) shares of One Dollar ($1.00) par value common stock of the Corporation.

ARTICLE FIVE

The name and place of residence of incorporator is as follows:

Name	Street	City
Lem T. Jones, Jr.	9233 Ward Parkway	Kansas City, Missouri

ARTICLE SIX

The first Board of Directors shall consist of 5 Directors. Thereafter the number of Directors shall be fixed as provided in the By-Laws. Any changes in the number of Directors shall be reported to the Secretary of State within 30 calendar days of such change.

The property and business of the Corporation shall be controlled and managed by the Board of Directors.

In addition to the other powers and duties from time to time delegated to it by the Stockholders, the Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Corporation.

ARTICLE SEVEN

The duration of the Corporation is perpetual.

ARTICLE EIGHT

This Corporation is formed for the following purposes, to-wit:

To acquire, by purchase, lease or otherwise, lands and interests in lands, and to own, hold, improve, develop, and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the Corporation, buildings including medical office buildings, or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any lands so owned, held, or occupied, and to encumber or dispose of any lands or interests in lands, and any buildings or other structures, and any stores, shops, suites, rooms, or part of any buildings or other structures, at any time owned or held by the Corporation.

To acquire, by purchase, lease, manufacture, or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development, or management of any property, real or personal, at any time owned, held or occupied by the Corporation and to invest, trade, and deal in any personal property deemed beneficial to the Corporation, and to encumber or dispose of any personal property at any time owned or held by the Corporation.

To purchase or otherwise acquire, manufacture, develop, process, design, construct, build, sell, lease, franchise, rent, distribute and otherwise deal in and with any item, product, article, service and merchandise and any and all types of goods and equipment.

To purchase or otherwise acquire, lease, assign, mortgage, pledge, sell, franchise or otherwise hold or sell or dispose of any trade-names, trademarks, concessions, inventions, formulas, improvements, processes of any nature whatsoever, copyrights and letters patent of the United States and of foreign countries, and to accept and grant licenses to manufacture, operate, process or sell any article, product or process.

To acquire, own, hold and dispose of all equipment, supplies and other property necessary or desirable for the purposes of the corporation.

To sell and convey, mortgage, pledge, lease and otherwise dispose of all or any part of its property and assets.

To purchase, or otherwise acquire, own, hold, sell, pledge, mortgage, assign, exchange, convey, transfer, lease, sublet, develop, improve, partition, subdivide, dispose of and otherwise deal in and with real estate, leaseholds and any other interest, estate or right in real property, either within or without the State of Missouri.

To purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals.

To make contracts and incur liabilities which may be appropriate to enable it to accomplish any or all of its purposes; to borrow money for its corporate purposes at such rates of interest as the corporation may determine; to issue its notes, bonds and other obligations; to issue notes or bonds, secured or unsecured, which by their terms are convertible into shares of stock of any class, upon such terms and conditions and at such rates or prices as may be provided in such notes or bonds and the indenture or mortgage under which they are issued; and to secure any of its obligations by mortgage, pledge or deed or trust, of all or any of its property, franchises and income.

To invest its surplus funds from time to time and to lend money for its corporate purposes, and to take and hold real and personal property as security for the payment of funds so invested or loaned.

To conduct its business, carry on its operations, and have offices within and without the State of, Missouri, and to exercise in any other state, territory, district or possession of the United States, or in any foreign country, the powers granted by this Act.

To elect and appoint officers and agents of the corporation, and to define their duties and fix their compensations.

To make and alter By-Laws, not inconsistent with its Articles of Incorporation or with the laws of this State for the administration and regulations of the affairs of the Corporation.

To cease its Corporate activities and surrender its Corporate franchise.

To have and exercise all powers necessary or convenient to effect any or all of the purposes for which the corporation is formed,

To purchaser taker receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares.

And to do, perform, or carry on such other acts or deeds as may now, or from time to time in the future, be authorized by the laws of the State of Missouri.

ARTICLE NINE

The private property of the Shareholders of the Corporation shall not be subject to the payment of Corporate debts except to the extent of any unpaid balances of the subscription for shares.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 11th day of May, 1979.

/s/ Lem T. Jones, Jr.
Lem T. Jones, Jr.

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

I, the undersigned, a notary public, do hereby certify that on the 11th day of May, 1979, personally appeared before me, Lem T. Jones, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

/s/ Kathy J. Wise
Notary Public

My Commission Expires:

May 4, 1982

No. 00210590

STATE OF MISSOURI
JAMES C. KIRKPATRICK, Secretary of State
Corporation Division

Certification of Incorporation

WHEREAS, duplicate originals of Articles of Incorporation of RESEARCH OFFICE FACILITIES CORPORATION have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law: NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare RESEARCH OFFICE FACILITIES CORPORATION a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 9233 Ward Parkway, Kansas City, 64114; that its period of existence is perpetual; and that the amount of its Authorized Shares is 30,000 common @$1.00 par.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the city of Jefferson, this 16th day of May , 1979.
/s/ James C. Kirkpatrick
Secretary of State

RECEIVED OF: RESEARCH OFFICE FACILITIES CORPORATION

Fifty-three and no/00 Dollars, $53.00.

For Credit of General Revenue Fund, on Account of Incorporation Tax and Fee.

No. 00210590	/s/ James C. Kirkpatrick
Secretary of State

Corp No. 13

ARTICLES OF MERGER

RESEARCH OFFICE FACILITIES CORPORATION

and

RESEARCH MEDICAL OFFICE BUILDING

PARENT SUBSIDIARY MERGER

Section 351.447 RSMo.

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned corporations certify that:

ARTICLE I

RESEARCH OFFICE FACILITIES CORPORATION, a Missouri corporation, and RESEARCH MEDICAL OFFICE BUILDING, INC., a Missouri corporation are hereby merged and RESEARCH OFFICE FACILITIES CORPORATION, a Missouri corporation,, is the surviving corporation.

ARTICLE II

On August 14, 1979 the board of directors of RESEARCH OFFICE FACILITIES CORPORATION by duly adopted resolution approved the plan of merger set forth in these articles.

ARTICLE III

On August 14, 1979 the board of directors of RESEARCH MEDICAL OFFICE BUILDING, INC. by duly adopted resolution approved the plan of merger set forth in these articles.

ARTICLE IV

This plan of merger has been adopted pursuant to Section 351.447 RSMo.

ARTICLE V

The resolution of the board of directors of the parent corporation, RESEARCH OFFICE FACILITIES CORPORATION, a Missouri corporation, approving the plan of merger is as follows:

RESOLVED, that the Plan of Merger presented to and considered at this meeting, providing for the merger of RESEARCH OFFICE FACILITIES CORPORATION and RESEARCH MEDICAL OFFICE BUILDING, INC., pursuant to Section 351.447 R.S.Mo., with RESEARCH OFFICE FACILITIES CORPORATION as the surviving corporation, is hereby approved and adopted by the corporation.

ARTICLE VI

That the parent corporation RESEARCH OFFICE FACILITIES CORPORATION, a Missouri corporation, is in compliance with the 90 per cent ownership requirement of Section 351.447 RSMo. and will maintain at least 90 per cent ownership of the other corporation which is party to the merger, until the issuance of the Certificate of Merger by the Secretary of State of Missouri.

ARTICLE VIII

The Plan of Merger provides as follows:

1.	RESEARCH OFFICE FACILITIES CORPORATION, a Missouri corporation, is the surviving corporation.

2.	All of the property, rights, privileges, leases and patents of the RESEARCH MEDICAL OFFICE BUILDING, INC., a Missouri corporation, shall become the property of the surviving corporation, which corporation assumes all of the obligations of the merging corporation. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments, and documents of every nature which may be necessary or appropriate to effectuate a full and complete transfer of ownership.

3.	The officers and board of directors of the surviving corporation shall continue in office until their successors are duly elected and qualified.

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.

RESEARCH OFFICE FACILITIES CORPORATION

/s/ David K. Waugh, Jr.	By	/s/ E. Wynn Presson
David K. Waugh, Jr. Secretary		E. Wynn Presson President

RESEARCH MEDICAL OFFICE BUILDING, INC.

/s/ David K. Waugh, Jr.	By	/s/ E. Wynn Presson
David K. Waugh, Jr. Secretary		E. Wynn Presson President

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

I, Kathy J. Wise, a notary public, do hereby certify that on this 14th day of August, 1979, personally appeared before me E. Wynn Presson, who, being by me first duly sworn, declared that he is the President of RESEARCH OFFICE FACILITIES CORPORATION, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Kathy J. Wise
Notary Public

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

I, Kathy J. Wise, a notary public, do hereby certify that on this 14th day of August, 1979, personally appeared before me E. Wynn Presson, who, being by me first duly sworn, declared that he is the President of RESEARCH MEDICAL OFFICE BUILDING, INC., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Kathy J. Wise
Notary Public